Exhibit 10.9

AMENDMENT NUMBER TWO
TO
LOAN DOCUMENTS

This Amendment Number Two to Loan Documents (“Amendment”), dated as of February 9, 2017 (“Effective Date”), is entered into by and among RiceBran Technologies, a California corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Exhibit A (each an “Investor” and, collectively, the “Investors”). The parties agree as follows:

RECITALS

A.           The Company and those Investors listed on Exhibit A hereto are parties to a Note and Warrant Purchase Agreement, originally dated January 17, 2012 (as amended thereafter, “Purchase Agreement”), pursuant to which the Investors purchased from the Company convertible promissory notes (as amended, the “Original Notes”).

B.            The Investors are parties to an Amendment to Loan Documents, dated as of May 12, 2015 (“First Amendment”), pursuant to which (i) all the Original Notes held by the Investors were amended and restated (as amended and restated, the “Notes”) and (ii) warrants to purchase 289,669 shares of the Company’s common stock were issued to the Investors (“2015 Warrants”).

C.            The Company and the Investors are parties to a Third Amended and Restated Security Agreement, dated as of May 12, 2015 (“Security Agreement”), which secures the Company’s obligations under the Notes.

D.            The Company has entered into a Securities Purchase Agreement of even date herewith with the lending parties thereto (“Loan Agreement”) relating to the issuance at a closing thereunder (“Closing”) of original issue discount senior secured debentures and warrants to purchase Company common stock (“Credit Facility”).  The Credit Facility is a “Replacement Credit Facility” and a “Senior Debt Facility”, and the lenders under the Credit Facility are “Senior Lenders”, under the terms of the Security Agreement.

E.             The Company also has entered into a separate Securities Purchase Agreement, dated on or about the date hereof, with the investor parties thereto (“Purchase Agreement”) relating to the issuance of shares of the Company’s Series G Convertible Preferred Stock (“Preferred Stock”) and warrants (“Purchase Warrants”, and together with the Preferred Stock, the “Purchase Securities”) to purchase shares of the Company Common Stock (“Series G Financing”).  One or more of the Investors may participate in the Series G Financing by cancelling a portion of the amounts outstanding under their Notes as consideration for the Purchase Securities.

F.             As a condition to closing the transactions contemplated by the Credit Facility, the lenders require that the Investors agree to (i) subordinate their Notes and their security interests under the Security Agreement to the obligations and security interests relating to the Credit Facility, (ii) extend the maturity date of the Notes and (iii) reduce the interest rate of the Notes, all on the terms describe herein.

G.            As consideration for the actions described above in Recital E, the undersigned Investors require that the Company (i) issue to the Investors new warrants to purchase shares of the Company’s common stock, (ii) reduce the per share exercise price of the 2015 Warrants and (iii) amend the Security Agreement, all on the terms described herein.

H.            Pursuant to Section 7 of the Notes that constitute Early Investor Restated Notes (as defined in the First Amendment), the Early Investor Restated Notes may be amended or waived with the written consent of the Company and the holders of a Majority in Interest, as defined in such Notes.

I.             Pursuant to Section 11(c) of the Security Agreement, the Security Agreement may be amended with a written instrument executed by the Company and a Majority in Interest, as defined in the Security Agreement.

J.             Pursuant to Section 16 of the 2015 Warrants, each 2015 Warrant may be amended with the written consent of the Company and the holders of 2015 Warrants representing a majority of the shares of Company common stock issuable under the 2015 Warrants then outstanding.

K.            The undersigned Investors constitute (i) a “Majority in Interest” (as defined in the Notes), (ii) a “Majority in Interest” (as defined in the Security Agreement), (iii) all the holders of Notes that constitute Subsequent Investor Restated Notes (as defined in the First Amendment), and (iv) the holders of 2015 Warrants representing a majority of the shares of Company common stock issuable under the 2015 Warrants outstanding on the Effective Date.  Accordingly, the Company and the undersigned may amend the terms of Notes, the Security Agreement and the 2015 Warrants without the need to obtain the consent or approval from other Investors or other holders of Notes or 2015 Warrants or parties to the Security Agreement.

L.             Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Purchase Agreement.

AGREEMENT

In consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             Amendment of Notes.

(a)          Amendment to Legend.  Effective as of the Closing, the last sentence of the restrictive legend on the face of each Note shall be amended and restated in its entirety to read as follows:

“THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT IN FAVOR OF THE PURCHASERS OF ORIGINAL ISSUE DISCOUNT SENIOR SECURED DEBENTURES THAT WERE ISSUED BY THE COMPANY ON OR ABOUT FEBRUARY 13, 2017.”

(b)          Amendment to Interest Rate.  The second full paragraph of each of the Notes hereby is amended, effective as of the Closing, to provide that as of the date of the Closing interest shall accrue on the unpaid principal amount of each Note at a rate equal to 7.00% per annum.

(c)          Amendment to Maturity Date.  The second full paragraph of each of the Notes hereby is amended, effective as of the Closing, to provide that the “Maturity Date” of each Note shall be May 10, 2019.

(d)          Amendment to Repayment Terms.  Section 2 of each of the Notes hereby is amended and restated in its entirety, effective as of the Closing, to read as follows:

“2.          Interest Repayment.  Beginning in April 2017, on the last business day of each of the 1st, 4th, 7th and 10th month in a calendar year (each, a “Payment Date”), all interest on this Note that accrues during the calendar quarter ending immediately before the month of a Payment Date shall be paid to Investor. On the Maturity Date, all unpaid principal and accrued but unpaid interest on this Note shall be due and payable.”

2.             Consideration for Amendment to Notes.

(a)          Prepayment of Notes.  Within five business days after the date of the Closing, the Company shall pay to each holder of a Note with respect to that Note an amount equal to the product of (i) $500,000 and (ii) the fraction obtained by dividing (A) the principal amount outstanding on a Note as of the date of the Closing (after reduction for the portion of the principal amount of the Note that will be cancelled in connection with an Investor’s participation in the Series G Financing) by (B) the total principal amount outstanding on all Notes as of the date of the Closing (after reduction for principal amounts on the Notes that are cancelled if any Investors participate in the Series G Financing).  The parties understand that a portion of this payment shall constitute payment of accrued but unpaid interest on the Notes and a portion of this payment shall constitute a prepayment of principal on the Notes.  Exhibit A hereto sets forth, as of February 10, 2017, (i) the outstanding principal amount of each Note, (ii) the accrued but unpaid interest on each Note and (iii) the principal amount of each Note that will be outstanding immediately after the Company makes the $500,000 payment contemplated by this Section 2(a), in each case assuming that no Investor participates in the Series G Financing, the payment on the Notes occurs on February 10, 2017 and the Closing occurs on February 10, 2017.

(b)          Issuance of Warrants.  Effective as of the date of the Closing, but subject to Section 2(c) below, the Company shall issue to each Investor a warrant to purchase shares of the Company’s common stock in the form attached hereto as Exhibit B (each, a “Warrant”, and collectively, the “Warrants”).  The per share exercise price for each Warrant shall be $0.96 (“Exercise Price”).  The number of shares of the Company’s common stock that will underlie each Warrant to be issued to an Investor shall equal the product of (i) 0.5625 and (ii) the fraction obtained by dividing (A) the principal amount of the Note(s) held by an Investor, after reducing the principal amounts by the portion of the principal amount that will be prepaid pursuant to Section 2(a) hereof or cancelled in connection with the Series G Financing, by (B) the Exercise Price.  Each Warrant shall have a term of five (5) years.  The Company shall deliver the Warrants to the Investors within five (5) business days after the date of the Closing.

(c)          Amendment of 2015 Warrants.  Each 2015 Warrant hereby is amended, effective as of the Closing, to reduce the “Exercise Price” thereunder from $5.25 per share to $0.96 per share. The parties understand and agree that the number of shares underlying the 2015 Warrants will not change as a result of this amendment to the 2015 Warrants.

3.             Amendment to Security Agreement.  The Security Agreement hereby is amended, effective as of the Closing, as provided below in this Section 3.

(a)          Removal of NutraSA.  The defined terms “NutraSA Liquidity Transaction” and “NutraSA Proceeds” and all of Section 10 hereby are deleted from the Security Agreement.

(b)          Addition of Defined Term.  The following defined term hereby is added to the Security Agreement:

““Debenture Credit Facility” shall mean the original issued discount senior secured debenture credit facility entered into by the Company on or about February 9, 2017.”

(c)          Reference to New Credit Facility in Subordination.  All references in Section 3 of the Security Agreement to “FCC Credit Facility” hereby are changed, effective as of the Closing, to references to “Debenture Credit Facility”.

(d)          Reference to Subordination Agreement.  The “Terms of Subordination” referenced in Section 3 of the Security Agreement hereby is amended, effective as of the Closing, to mean the Terms of Subordination attached to this Amendment as Exhibit C.

(e)          Release of Releasable Assets.  Section 4 of the Security Agreement hereby is amended and restated in its entirety, effective as of the Closing, to read as follows:

“4.          Release of Releasable Assets.  Notwithstanding any other provision of this Agreement, if the Company or any of the Company’s subsidiaries sell or agree to sell any of their assets, whether real property or personal property, outside the ordinary course of their businesses, the Collateral Agent shall take all actions reasonably required to release and terminate the Collateral Agent’s Lien and Mortgage (as defined in the Purchase Agreement) on any of such assets.  Such release and termination shall be effective immediately upon such sale, and the proceeds thereof shall be deemed not to constitute “Collateral” for purposes of Section 8 hereof.  RBT may take all necessary actions to reflect the foregoing, including without limitation the filing of any termination statements and the recording of any modification to a Mortgage.  The Collateral Agent and the Investors shall cooperate with RBT and execute any documents reasonably requested by RBT to effect the foregoing.”

(f)           Remedies Only for Collateral Agent.   The following language hereby is added to the end of Section 8(b) of the Security Agreement, effective as of the Closing,:

“Unless requested by the Company and Collateral Agent in writing, (i) no Investor may exercise any remedy hereunder or with respect to the Collateral other than through the Collateral Agent and (ii) no Investor shall take any action with respect to the Collateral (other than to subordinate their interests as provided in Section 3 hereof or to release liens on the Collateral as provided in Section 4 hereof) or to enforce the rights of an Investor or the Collateral Agent hereunder or with respect to the Collateral other than through the Collateral Agent.”

4.             Representations and Warranties of the Company. The Company represents and warrants to each Investor, as follows:

(a)          Authority. The execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(b)          Enforceability.  This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c)          Non-Contravention. The authorization, execution and delivery by the Company of this Amendment and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Articles of Incorporation or Bylaws (“Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound.

(d)          Solvency.  Based on the consolidated financial condition of the Company as of the Effective Date, after giving effect to the receipt by the Company of the proceeds from the sale of the debentures under the Loan Agreement and preferred stock under the Purchase Agreement: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and currently planned capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Effective Date.

5.             Representations and Warranties of Investors. Each undersigned Investor, for that Investor alone, represents and warrants to the Company as follows:

(a)          Information on Company.   The Investor has received such information concerning the Company’s operations, financial condition and other matters as the Investor has requested in writing, and considered all factors the Investor deems material in deciding on the advisability of entering into the transactions contemplated hereby.

(b)          Review of Amendment.  The Investor has carefully read this Amendment and the Exhibits hereto, as applicable to such Investor, and understands how the terms of the Notes and 2015 Warrants will be affected by the amendments described herein.

(c)          Priority; Consent.  The Investor has read and understands the terms of the Security Agreement, as amended hereby, and understands that the Notes and the security interests granted to the Investors under the Security Agreement with respect to the Notes are junior to the security interests granted to the investors in the Credit Facility.  By entering into this Amendment, the Investor consents to such prior interests of the lenders under the Credit Facility.

(d)          Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”).  Such Investor is experienced in investments and business matters and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Investor to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed transactions contemplated hereby.

(e)          Investment.  The Investor will acquire a Warrant (and accept the amendments to the 2015 Warrants and Notes as provided herein) as principal for its own account for investment only and not as a nominee or agent and not with a view towards or for resale in connection with the distribution thereof.

(f)           Compliance with Securities Act.  The Investor understands and agrees that any security of the Company acquired by the Investor hereunder and the underlying securities thereof are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Investor contained herein), and that such securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.  Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes, the 2015 Warrants, the Warrants, or the securities underlying such instruments.

(g)          Outstanding Amounts.  The aggregate amounts of principal and accrued but unpaid interest outstanding under the Note(s) held by such Investor as of February 10, 2017 are accurately described on Exhibit A hereto.  The number of shares of the Company’s common stock underlying the Investor’s 2015 Warrant(s), both immediately before and immediately after the amendment effected pursuant to Section 2(c) hereof, is accurately described on Exhibit A hereto.

(h)          Organization; Authority.  If an entity, such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder.

(i)           Authority; Enforceability.  This Amendment has been duly authorized, executed and delivered by the Investor and is a valid and binding agreement, enforceable against Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Investor has full corporate power and authority necessary to enter into this Amendment and to perform its obligations hereunder.

(j)           No Tax or Legal Advice.  Such Investor understands that nothing in this Amendment, any other agreement or any other materials presented to such Investor in connection with the transactions contemplated hereby constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its decision to enter into this Amendment.

(k)          No Prior Transfer.  No person other than such Investor has any rights to payment under any Notes issued to such Investor, and such Investor has not transferred or assigned, or agreed to transfer or assign, any of such Investor’s rights under any Note or 2015 Warrant acquired by such Investor.

6.             Consent to Loan.  The Investors hereby consent to the Credit Facility.

7.             Confidentiality.  The Investors understand that the existence and terms of the Loan Agreement constitute nonpublic information that is confidential and that the Investors will not disclose such information to third parties who are not under duties of confidentiality (such as attorneys) or use such information in violation of law.

8.             Miscellaneous.

(a)          No Further Amendment.  The parties hereto acknowledge and agree that there are no other amendments, changes, waivers of modifications to the Purchase Agreement, the 2015 Warrants, the Security Agreement or the Notes other than as set forth in this Amendment, and all other terms of such agreements and instruments shall remain in full force and effect except as expressly modified or waived herein.

(b)          Waivers and Amendments.  Except as expressly provided otherwise herein, this Amendment may not be amended, waived, discharged or terminated other than by a written instrument referencing this Amendment and signed by the Company and Investors holding a Majority in Interest.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each current and future holder of any of the Notes, the 2015 Warrants or the Warrants and upon any current or future assignee of rights under the Purchase Agreement or the Security Agreement.

(c)          Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(d)          Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Amendment.

(e)          Successors and Assigns. The rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f)           Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Majority in Interest.

(g)          Entire Agreement. This Amendment together with the Notes, the Purchase Agreement and the Security Agreement constitute and contain the entire agreement among the Company and Investors regarding the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)          Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as provided in the Purchase Agreement.

(i)           Separability of Agreements; Severability of this Amendment. Any invalidity, illegality or limitation on the enforceability of the Amendment or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Amendment with respect to other Investors.  If any provision of this Amendment shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)           Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute the same agreement.  Electronic copies of signed signature pages will be deemed binding originals.

(k)          Legal Fees.  Each Party shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Amendment and the transactions contemplated hereby.  Notwithstanding the foregoing provisions of this Section 8(k),  within two business days after the date of the Closing, the Company shall pay to Greg Vislocky’s legal counsel a total of $17,500, which amount shall be paid by wire transfer to any account designated by Greg Vislocky.

[Signature Page Follows]

The undersigned parties have caused this Amendment Number Two to Loan Documents to be duly executed and delivered as of the date and year first written above.

COMPANY:		INVESTORS

RICEBRAN TECHNOLOGIES
a California corporation		/s/ Gregory J. Vislocky
Gregory J. Vislocky

By:	/s/ J. Dale Belt
	Jerry Dale Belt, Chief Financial Officer	The Shoshana Shapiro Halpern
Revocable Trust UA June 13, 2006

		By:	/s/ Baruch Halpern
Baruch Halpern, Trustee

		By:	/s/ Shoshana Halpern
Shoshana Halpern, Trustee

Pensco Trust Co., FBO Baruch Halpern IRA

/s/ Baruch Halpern
Baruch Halpern

[Signature Page to Amendment Number Two to Loan Documents]

Continued Signature Page for Investors

/s/ Brian Rick Delamarter
(Brian Rick Delamarter)

[Signature Page to Amendment Number Two to Loan Documents]

Continued Signature Page for Investors

/s/ Harold Guy Delamarter
(Harold Guy Delamarter)

[Signature Page to Amendment Number Two to Loan Documents]

Continued Signature Page for Investors

Walter John Short and Karen A. Wilson

(W. John Short)

(Karen A. Wilson)

[Signature Page to Amendment Number Two to Loan Documents]

Continued Signature Page for Investors

Weintraub Partners

By:	/s/ Chris Chediak
Name: Chris Chediak
Title: Partner

[Signature Page to Amendment Number Two to Loan Documents]

EXHIBIT A

OUTSTANDING NOTE BALANCES; WARRANT INFORMATION

For each Investor, the table below sets forth the following information as of the end of the day on February 10, 2017 for the outstanding Notes held by such Investor:  (i) the total principal amount outstanding, (ii) the accrued but unpaid interest and (iii) the principal amount outstanding after the Company makes the $500,000 payment described in Section 2(a) of the Amendment to which this Exhibit A is attached, assuming such payment was made on February 10, 2017.  The table below also sets forth as of February 10, 2017 the number of shares of the Company’s common stock underlying the 2015 Warrants held by each Investor.

Investor	Principal Outstanding	Accrued but Unpaid Interest	Principal after $500K Payment(1)	Shares Underlying 2015 Warrants
The Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006	$2,637,500	$112,925	$2,541,415	114,775
Gregory J. Vislocky (1)	$2,099,205	$89,878	$2,022,731	96,374
Brian Rick Delamarter	$500,000	$21,408	$481,785	22,955
Harold Guy Delamarter	$500,000	$21,408	$481,785	22,955
Weintraub Partners	$282,041	$12,076	$271,766	12,948
Alon Gibli	$137,500	$5,887	$132,491	12,625
Baruch Halpern IRA	$100,000	$4,282	$96,357	4,591
W. John Short and Karen A Wilson	$53,281	$2,281	$51,340	2,446
Total	$6,309,527	$270,143	$6,079,670	289,669

(1)           Assumes no Investor participates in the Series G Financing.  If an Investor participates in the Series G Financing by cancelling a portion of the Investor’s Note, (i) the principal outstanding on all Notes will be lower than dollar amount set forth in the “Principal after $500K Payment” column above and (ii) the number of shares of Company common stock that will underlie the Warrants issued to the Investors pursuant to Section 2(b) of the Agreement will be lower, in each case to reflect the lower principal amount outstanding under the affected Note due to the cancellation of principal and the increased portion of the $500K payment that will be allocated to the other Investors.

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

TERMS OF SUBORDINATION